EXHIBIT 99.1

RealPage Acquires Compliance Depot, Leading Provider of Vendor Risk Management and Compliance Services

CARROLLTON, Texas, May 5, 2011 (GLOBE NEWSWIRE) -- RealPage, Inc. (Nasdaq:RP), today announced that a wholly-owned subsidiary has acquired the assets and selected liabilities of Compliance Depot, a leading provider of vendor risk management (referred to as "credentialing") and compliance services to the multifamily housing industry.

"The acquisition of Compliance Depot is consistent with our strategy of adding new products and services to sell to the rental housing industry and once fully integrated will contribute to achieving our target operating model," said Steve Winn, Chairman and CEO of RealPage. "Compliance Depot is the only brand name vendor risk management company in the multifamily industry. We see a tremendous opportunity to integrate the services of Compliance Depot and its 32,000+ unique vendors with RealPage's offering."

RealPage expects existing management of Compliance Depot will remain with the business. Based in Plano, Texas, Compliance Depot helps property owners reduce exposure to litigation, uninsured losses, compliance with federal law, the potential for fraud and abuse, as well as reputational damage caused by suppliers that are not properly credentialed to perform work for owners. Compliance Depot reports that over 45% of vendors have experienced a lapse in general liability coverage in the past two years; 31% of professional vendors have had a lapse in auto liability coverage in the past two years; and 11% of vendors have relevant derogatory information in their file. Compliance Depot protects owners from millions of dollars of potential exposure to the risk of uninsured or underinsured vendors.

Compliance Depot provides its services for an annual subscription fee, paid by each vendor for each property that is protected. Compliance Depot's data indicates there are at least 20 vendors per property that should subscribe to Compliance Depot, which adds approximately $170 million to RealPage's total addressable market for multifamily properties. As a result, RealPage is increasing the total addressable market for all of its products and services from $5.6 billion to $5.8 billion.

According to Dirk Wakeham, President of RealPage, "Compliance Depot is a great fit for RealPage because we can vastly expand its sales channel and capitalize on expense synergies between the businesses. Compliance Depot tracks workers compensation, general liability and automobile insurance renewal dates so we believe there is an opportunity to market additional insurance products to vendors through our LeasingDesk division, which includes a general insurance agency. We also believe that vendors will be better able to market themselves if they buy listings and advertising in our OpsMerchant and OpsAdvantage network. The exposure that vendors can receive though the network should make the Compliance Depot services more valuable to them. Combining the Compliance Depot network and Ops Supplier network will result in the largest online supplier network that includes vendor risk management and compliance in the multifamily industry, and also provides property management companies with the ability to increase the utilization of our Spend Management Systems."

Compliance Depot's CEO and Co-Founder Lonnie Derden said, "We are extremely pleased to be part of RealPage. This presents a unique opportunity to leverage RealPage's assets and strong brand to help grow Compliance Depot, enhance the services we offer and explore new technologies that can create an even more powerful service for vendor risk management and compliance within the rental housing industry. We look forward to working with the management team at RealPage to strengthen our industry-leading position."

Doug Clark, Compliance Depot's COO and Co-Founder, said, "Compliance Depot has amassed a customer base of 130 property management companies, including nine of the NMHC top 12. Our vendor compliance management services allow property managers and owners to review a vendor's background for bankruptcy filings, liens and judgments, criminal records, collections and professional licenses.  We also utilize customizable business rules to check compliance against custom rules for vendor insurance certificates, and we track additional insured language, manage contractual terms and W-9 documents, and check Government Watch List Searches, including the Patriot Act and The Money Laundering Control Act. "

About RealPage

Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on-demand (also referred to as "Software-as-a-Service" or "SaaS") products and services to apartment communities and single family rentals across the United States. Its six on-demand product lines include OneSite® property management systems that automate the leasing, renting, management, and accounting of conventional, affordable, tax credit, student living, and military housing properties; Level One® and CrossFire® that enable owners to originate, syndicate, manage and capture leads more effectively and at less overall cost; YieldStar® asset optimization systems that enable owners and managers to optimize rents to achieve the overall highest yield, or combination of rent and occupancy, at each property; Velocity™ billing and utility management services that increase collections and reduce delinquencies; LeasingDesk® risk mitigation systems that are designed to reduce a community's exposure to risk and liability; and OpsTechnology® spend management systems that help owners manage and control operating expenses. Supporting this family of SaaS products is a suite of shared cloud services including electronic payments, document management, decision support and learning. Through its Propertyware subsidiary, RealPage also provides software and services to single-family rentals and low density, centrally-managed multifamily housing. For more information, call 1-87-REALPAGE or visit www.realpage.com.

The RealPage, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8531

About Compliance Depot

For over 5 years, Compliance Depot has been the innovator of compliance technology. We help businesses to reduce exposure to litigation, the potential for fraud and abuse, as well as reputational damage caused by supplier relationships. We help businesses to understand and interpret vendor compliance laws, as well as educate businesses and non‐profit agencies about their legal requirements to address internal operations to ensure compliance with these Orders. Compliance Depot also offers our clients no-cost access to our Minority Business Enterprise Database of over 200,000 vendors, the largest known minority database of qualified vendors.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results of operations and potential growth and plans, management, branding and profit margins of Compliance Depot as well as market performance, opportunities and developments. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.'s failure to integrate acquired businesses, including Compliance Depot, and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.'s pricing policies or those of its competitors; (g) litigation; and (h) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC"), including RealPage's Annual Report on Form 10-K previously filed with the SEC on February 28, 2011. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law.

CONTACT: Investor Relations
         Rhett Butler
         972-820-3773
         rhett.butler@realpage.com

         Media
         Randy Hargrove
         972-820-3076
         randy.hargrove@realpage.com